UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2014

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8170 Maple Lawn Boulevard, Suite 180 Fulton, MD	20759
(Address of principal executive offices)	(Zip Code)

(301) 323-9000

(Registrant’s telephone number, including area code.)

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2014, Colfax Corporation (the “Company”) and its President and Chief Executive Officer, Steven E. Simms, entered into an amendment to the existing employment agreement between the Company and Mr. Simms dated April 22, 2012.

In light of the importance of Mr. Simms’ leadership in the continuing transformation of the Company and the nature of his role in integrating the Company’s most significant acquisitions, the amendment to Mr. Simms’ employment agreement extends the term of the agreement by two years from its original expiration date of April 21, 2015, to April 21, 2017. In connection with the extension of the term and in recognition of Mr. Simms’ importance to the Company, on April 28, 2014, the Company granted Mr. Simms a long-term incentive award for the two-year extension period, consisting of 201,146 stock options and 85,487 performance-based restricted stock units. The stock options and the performance-based restricted stock units will cliff vest in full at the end of the two-year employment extension period, on April 21, 2017, subject to Mr. Simms’ continued employment and, in the case of the performance-based restricted stock units, to the Company achieving a cumulative adjusted earnings per share target during the two-year extension period. Specifically, the Company’s cumulative adjusted earnings per share must equal or exceed $3.10 during any four consecutive fiscal quarters beginning with the second quarter of fiscal year 2015 and ending with the first quarter of fiscal year 2017. The stock options expire seven years from the grant date. The equity awards were granted pursuant to the Colfax Corporation 2008 Omnibus Incentive Plan and, except as otherwise provided for in Mr. Simms’ employment agreement, as amended, are subject to the standard form of award agreements currently used thereunder in connection with grants to Company executives.

The foregoing summary of the terms and conditions of the amendment to Mr. Simms’ employment agreement is qualified in its entirety by reference to the full text of the amendment, which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Executive Employment Agreement, dated April 28, 2014, between Steven E. Simms and Colfax Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2014	COLFAX CORPORATION

	By:	/s/ C. Scott Brannan
		Name:	C. Scott Brannan
		Title:	Senior Vice President, Finance, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

10.1	Amendment No. 1 to Executive Employment Agreement, dated April 28, 2014, between Steven E. Simms and Colfax Corporation.